Exhibit 99.1

Novell Stockholders Adopt Merger Agreement

with Attachmate Corporation

WALTHAM, MA. – February 17, 2011 – Novell, Inc. (NASDAQ: NOVL), the leader in intelligent workload management, today announced that its stockholders have voted at a special meeting of stockholders held today to adopt the previously announced Agreement and Plan of Merger, dated as of November 21, 2010, with Attachmate Corporation and Longview Software Acquisition Corp.

Approximately 99% of the shares voting at today’s special meeting of stockholders voted in favor of the adoption of the merger agreement, representing approximately 66% of Novell’s total outstanding shares of common stock as of the January 12, 2011 record date. Approval of the proposal to adopt the merger agreement required the affirmative vote of the holders of a majority of the outstanding shares of Novell’s common stock. A quorum of 68.06% of Novell’s total outstanding shares of common stock as of the January 12, 2011 record date was present at the meeting.

Under the terms of the merger agreement, if the contemplated merger is completed, Novell stockholders will be entitled to receive $6.10 in cash for each share of Novell common stock held by them. While stockholder approval satisfies one of the conditions to completion of the merger, the merger remains subject to the fulfillment or waiver of certain other closing conditions, including the closing of the sale of certain identified issued patents and patent applications to CPTN Holdings LLC (“CPTN”).

The patent sale to CPTN remains subject to the satisfaction or waiver of closing conditions, including receipt of antitrust approval in the United States and Germany. As previously disclosed, Novell and CPTN received a request for additional information from the Antitrust Division of the United States Department of Justice regarding the patent sale. The requests have the effect of extending the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until 30 days after both parties have substantially complied with the requests, unless the waiting period is earlier terminated. Novell is in the process of gathering information to respond to this request and is continuing to cooperate fully with the Department of Justice in connection with its review. Novell continues to work toward completing the merger as quickly as possible and currently anticipates that the closing of the merger will occur following the completion of the waiting period and the satisfaction of other closing conditions.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger or the patent sale on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger and the patent sale, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the United States Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website at http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

About Novell

Novell, Inc. (Nasdaq: NOVL), a leader in intelligent workload management, helps organizations securely deliver and manage computing services across physical, virtual and cloud computing environments. We help customers reduce the cost, complexity, and risk associated with their IT systems through our solutions for identity and security, systems management, collaboration and Linux-based operating platforms. With our infrastructure software and ecosystem of partnerships, Novell integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

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Press Contact Ian Bruce Novell, Inc. Phone: (508) 574-2016 E-Mail: ibruce@novell.com	Investor Contact Robert Kain Novell, Inc. Phone: (800) 317-3195 E-Mail: rkain@novell.com